CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Famous Fixins, Inc. (the “Company”) on Form 10-QSB for the quarter ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), S. Michael Rudolph, the Director of the Company, and the Company’s Acting Chief Executive Officer and Acting Financial Officer, hereby certifies, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2002

/s/ S. Michael Rudolph
Director, and Acting Chief Executive Officer
and Acting Financial Officer